Exhibit 99.1

Argan, Inc.’s Wholly Owned Subsidiary Gemma Power Systems to Partner With Invenergy Wind Management, LLC For Wind Farm Projects

June 05, 2008 -- Rockville, MD - Argan, Inc. (AMEX: AGX) announced that its wholly owned subsidiary, Gemma Power Systems, has entered into a partnership with Invenergy Wind Management LLC, for the design and construction of wind farms located from the Mid-Western region of the United States into Canada. The partners will each own 50% of a new company named Gemma Renewable Power, LLC.

Gemma Renewable Power LLC will annually provide engineering, procurement and construction services for more than an estimated 300MW of wind farms including design and construction of roads, foundations, and electrical collection system, as well as the erection of towers, turbines and blades. The new venture shall also assist with some of the ongoing servicing of the wind farms.

Invenergy Wind LLC is executing one of the largest wind energy development programs in the industry. Invenergy Wind’s focus is on the development and long-term ownership and operation of utility scale wind projects ranging in size from 25 to 500 MW. Invenergy Wind currently has in excess of 50 projects in active development in the United States, Canada and Europe and has secured 1,500 MW of wind turbines from General Electric for deliveries in 2008 and 2009.

Gemma Power Systems is a leading power plant designer and builder with expertise in the rapidly growing alternative fuel industry. Gemma provides a full range of development, consulting, engineering, procurement, construction, commissioning and maintenance services. A substantial amount of Gemma’s backlog, including this joint venture, is geared toward the renewable energy sector. In total, Gemma has managed the engineering, procurement and construction of more than 9,000 MW of power-generating capacity.

Rainer Bosselmann, Chairman and Chief Executive Officer of Argan, stated, “This joint venture not only enhances our positioning in the alternative energy space, but also provides a new potential revenue stream. Gemma’s project management and construction capabilities and decades of industry experience are well suited to the requirements of this project and we look forward to working with Invenergy.”

“Invenergy is very excited about entering into this agreement with Gemma,” Pat West, Sr. Vice President of Technical Services for Invenergy stated. “This joint venture greatly adds to our construction and maintenance capabilities and further enhances our position as a leading developer and operator of wind generation.”

About Argan
Argan is a publicly traded holding company focusing on companies that provide products and services to growth industries. Argan’s primary business is focused on designing and building traditional gas fired energy plants as well as power plants for the rapidly growing alternative energy sector through its Gemma Power Systems subsidiary. Argan has two other subsidiaries: Southern Maryland Cable, Inc., which provides inside premise wiring services to the federal government including military installations and government office sites requiring high-level security clearance and also provides underground and aerial construction services and splicing to major telecommunications and utilities customers; and Vitarich Laboratories, a farm to market, vertically integrated private label manufacturer that manufactures, packages and distributes premium nutraceutical products, including nutritional and whole food dietary supplements and other personal healthcare products.

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." Argan’s financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review risks and uncertainties described in documents that the Company files with the Securities and Exchange Commission.

Company Contact:    Investor Relations Contact:
Rainer Bosselmann/Arthur Trudel  John Nesbett/Jennifer Belodeau
Argan, Inc.     Institutional Marketing Services(IMS)
301.315.0027     203.972.9200